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                                  EXHIBIT 23.2
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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 of DSC Communications Corporation, related to the registration of shares for the 1990 Employee Stock Purchase Plan, of our reports dated January 23, 1995, with respect to the consolidated financial statements and schedule of DSC Communications Corporation included and incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young, LLP

Dallas, Texas,
July 28, 1995